Exhibit 99.1

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058

IMCLONE SYSTEMS OPTS-OUT OF DEVELOPMENT AGREEMENT WITH UCB TO FOCUS RESOURCES ON PROPRIETARY, ANTI-VEGFR-2 ANTIBODY IMC-1121B

New York, NY — February 6, 2007 — ImClone Systems Incorporated (NASDAQ: IMCL) announced today that it has opted-out of its development agreement with UCB S.A. for CDP-791.  ImClone Systems opted-out of this agreement in order to focus its resources on the development of IMC-1121B, ImClone Systems’ proprietary antibody product candidate targeting vascular endothelial growth factor receptor-2 (VEGFr-2).

“Living up to robust preclinical activity, IMC-1121B has yielded very promising clinical activity with an acceptable safety profile.  We are on target to complete Phase I studies of 1121B on several administration schedules in the first half of 2007 and intend to focus significant efforts on developing this promising VEGFr-2 blocking antibody,” said Eric Rowinsky, M.D., Chief Medical Officer and Senior Vice President of ImClone Systems.

ImClone Systems has reported updated data from an ongoing Phase I study of IMC-1121B, which has enrolled 23 patients with advanced cancer.  Among these 23 patients, two have experienced confirmed partial responses and seven other had stable disease for at least six months, with the most severe adverse events (Grade 3) reported being anemia, increased blood amylase, headache, hypertension, proteinuria and vomiting.  The study was presented at the 18th EORTC-NCI-AACR Symposium on “Molecular Targets and Cancer Therapeutics” in Prague, Czech Republic, held November 7 - 10.

CDP-791 is UCB’s proprietary antibody product candidate targeting the VEGFr-2 pathway.  Under the terms of its agreement with UCB, ImClone Systems has the right to receive a royalty based on CDP-791 sales, should the antibody be commercialized, and UCB retains freedom to operate rights for CDP-791 and to certain of ImClone Systems’ intellectual property pertaining to VEGFr-2.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.

ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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